                                                                 EXHIBIT 10.3



                               LUMINEX CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this 15th day of May, 2004 (the "Grant Date"), by and between Luminex Corporation, a Delaware corporation (together with its Subsidiaries and Affiliates, the "Company"), and Patrick Balthrop (the "Optionee").

         WHEREAS, as an inducement to accept employment the Company desires to issue a contractual stock option for the purchase of shares of the common stock, par value $.01 per share, of the Company (the "Shares") in connection with such Optionee's inducement to enter employment with the Company; and

         WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Shares as hereinafter provided in accordance with the provisions of this Agreement;

         WHEREAS, this Agreement and the issuance of the Company's common stock hereunder have been approved by the Compensation Committee of the Board of Directors of the Company which consist solely of independent directors who are independent within the meaning of the listing standards of the Nasdaq National Market and non-employee directors as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Grant of Option.

                  (a) The Company grants as of the date of this Agreement the right and option (the "Option") to purchase 500,000 Shares, in whole or in part (the "Option Stock"), at an exercise price of $9.36 per Share (the "Option Price"), on the terms and conditions set forth in this Agreement. The Optionee, holder or beneficiary of the Option shall not have any of the rights of a stockholder with respect to the Option Stock until such person has become a holder of such Shares by the due exercise of the Option and payment of the Option Payment (as defined in Section 3 below) in accordance with this Agreement.

                  (b) The Option shall be a non-qualified stock option. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee.

         2. Exercise of Option. The Optionee may exercise the Option with respect to twenty five percent (25%) (125,000 Shares) on the first anniversary hereof and 1/36th of the remaining shares subject to option as of the last day of the calendar month beginning in June of 2005

(10,417 Shares per month, except for the last month of the Vesting Period (defined below) equal to 10,405 Shares) until all Shares shall be vested as of May 31, 2008, provided that Optionee has been an employee of the Company at all times from the Grant Date (such period being referred to herein as the "Vesting Period"). Notwithstanding the above, the Option shall vest and become exercisable upon the occurrence of a "Change in Control" as defined in the Optionee's Employment Agreement dated May 15, 2004 (the "Employment Agreement"). In the event that the Optionee dies or employment is terminated by reason of total or permanent disability (with the meaning of Section 22(e)(3) of the Internal Revenue Code, as amended, ("Disability")), the Option held by Optionee may be exercised, to the extent then vested as of the termination date, as set forth below in Section 4 hereof.

         3. Manner of Exercise. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Shares only, by serving written notice of intent to exercise the Option delivered to the Company at its principal office (or to the Company's designated agent), stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by payment in full of the Option Price for the number of Shares with respect to which the Option is then being exercised (the "Option Payment") and cash equal to the required withholding taxes as set forth by Internal Revenue Service and applicable State tax guidelines for the employer's minimum statutory withholding. The Option Payment shall be made in cash or cash equivalents or in whole Shares that have been held by the Optionee for at least six months prior to the date of exercise valued at the Shares' Fair Market Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date) or the actual sales price of such Shares, together with any applicable withholding taxes, or by a combination of such cash (or cash equivalents) and Shares. The Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of the Option or any other stock option of the Company. Subject to applicable securities laws, the Optionee may also exercise the Option by delivering a notice of exercise of the Option and by simultaneously selling the Shares of Option Stock thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Payment, together with any applicable withholding taxes. For purposes of this Agreement, "Fair Market Value" means the closing sales price of the Shares on the Nasdaq Stock Market's National Market System or the actual sales price of such Shares.

         4. Termination of Option. The Option will expire ten years from the date of grant of the Option (the "Term") with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:

                  (a) Termination by Death. If the Optionee's employment by the Company terminates by reason of death, or if the Optionee dies within three months after termination of such employment for any reason other than Cause (as defined in the Employment Agreement), this Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of death or until the expiration of the Term of the Option, whichever period is the shorter.

                  (b) Termination by Reason of Disability. If the Optionee's employment by the Company terminates by reason of Disability, this Option may thereafter be exercised by the Optionee or personal representative or guardian of the Optionee, as applicable, for a period of one year from the date of such termination of employment or until the expiration of the Term of the Option, whichever period is the shorter.

                  (c) Termination for Cause or Voluntary Termination. If the Optionee's employment by the Company is voluntarily terminated or terminated for Cause, this Option shall terminate immediately and become void and of no effect.

                  (d) Other Termination. If the Optionee's employment by the Company is involuntarily terminated for any reason other than for Cause, death or, Disability, this Option may be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee for a period of three months from the date of such termination of employment or the expiration of the Term of the Option, whichever period is the shorter.

         5. No Right to Continued Employment. The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of the Company, and the Company may at any time dismiss Optionee from employment, subject to the terms and conditions of the Employment Agreement, if applicable.

         6. Authority of the Compensation Committee. This Agreement shall be administered by the Compensation Committee, subject to the terms hereof and applicable law, and in addition to other express powers and authorizations conferred on the Compensation Committee, the Compensation Committee shall have the full power and authority in its discretion to: (i) accelerate the time in which all or any part of a grant hereunder may be settled or exercised; (ii) interpret and administer the Agreement; (iii) amend or modify the terms of this Agreement after grant but no such amendment shall impair the rights of the Optionee without the Optionee's consent; (iv) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Agreement. Notwithstanding the foregoing, the Compensation Committee shall not have the power to reduce the Option Price or cancel such Option and grant substitute options at a lower Option Price.

         Unless otherwise expressly provided herein, all designations, determinations, interpretations and other decisions under or with respect to this Agreement shall be within the sole discretion of the Compensation Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including the Company, the Optionee or any beneficiary thereof. No member of the Compensation Committee shall be liable for any action taken or determination made in good faith with respect to this Agreement.

         7. Non-Assignability. The Option granted hereunder may not be sold, transferred, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. In the case of the death of Optionee or other person entitled to exercise the Option, the Company may require, as a condition to the transfer of the Option by will or pursuant to the laws of descent and distribution or the exercise thereof, that the person entitled to exercise the Option execute and deliver to the Company such instruments and documents as may be reasonably requested by the Company to evidence and confirm such persons right and title to the Option.

         8. Reservation of Shares. At all times during the term of this Option, the Company shall reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

         9. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Agreement shall remain in full force and effect.

         10. Notices. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

         To the Company:     Luminex Corporation
                             12212 Technology Blvd.
                             Austin, TX 78727
                             Attn: Chief Financial Officer

         To the Optionee:    The address then maintained with respect to the
                             Optionee in the Company's records.

         11. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles, except as superceded by applicable federal law.

         12. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representative and assignees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, executors, administrators, successors and assignees.

         13. Lock-up Agreement. In connection with any public offering of a class of the Company's capital stock, if requested by the Company Optionee agrees to enter into a lock-up agreement (the "Lock-up Agreement") in a form acceptable to the Company's underwriters and the Company pursuant to which the undersigned will agree not to, directly or indirectly sell, make any sale or short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to any shares acquired or that may be acquired under this Agreement without the prior written consent of the Company or its underwriters, for a certain period after the registration filed in connection with such an offering has been declared effective, such period not to exceed one hundred eighty (180) days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares subject to the Lock-up Agreement, or into which such shares thereby become convertible, shall immediately be subject to the Lock-up Agreement. In order to enforce the Lock-up Agreement, the Company may impose stop-transfer instructions with respect to the shares acquired under this Agreement until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Section 13. Optionee shall be subject to this Section 13 only if the directors and officers of the Company are subject to similar arrangements.

         14. Restrictions on Purchase and Sale of Shares. The Company shall be obligated to sell or issue Shares pursuant to the exercise of this Option only in the event that the shares are at that time effectively registered or otherwise exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). The Company shall use its commercially reasonable efforts to file a registration statement on Form S-8 (or such successor form) with the Securities and Exchange Commission and seek to have it declared effective and remain effective during the period the Shares are subject to exercise and resale. In the event that the shares are not registered under the 1933 Act, the Optionee hereby agrees that, as a further condition to the exercise of this Option, the Optionee (or his successor), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Optionee represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution. The Optionee further agrees that if the shares of Common Stock to be issued upon the exercise of this Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the 1933 Act, such shares shall bear an appropriate restrictive legend.

         15. Rights Prior to Exercise. Optionee will have no rights as a stockholder with respect to the Shares except to the extent that Optionee has exercised the Option and has become the holder of record.

         16. Capitalization Adjustments. In the event of any dividend or other distribution (whether in the form of cash, common stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets or stock of the Company, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar corporate transaction or event, and in the Company's opinion, such event affects the common stock such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Company shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following:
(i) the number and kind of shares of common stock (or other securities or property) subject to this Option; and (ii) the Option Price with respect to this Option. The Company's determination under this Section 16 shall be made in its sole discretion.

         Upon the occurrence of an event (as set forth in the above paragraph) or similar corporate event or transaction in which the Option granted hereby is not to be assumed or otherwise continued following such an event, the Company may provide that this Option shall be exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to such event or transaction and shall thereafter terminate.

         17. Representations and Warranties of Optionee. Optionee represents and warrants to the Company that:

                  (a) Optionee has received a copy of, and has read and understands, the terms of this Agreement, and agrees to be bound by its terms and conditions. Optionee acknowledges that there may be adverse tax consequences upon the exercise of the Option or disposition of the Shares once exercised, and that Optionee should consult a tax advisor prior to such time.

                  (b) Optionee has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Optionee reasonably considers important in making the decision to purchase the underlying Shares. Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interest in this transaction and is financially capable of bearing a total loss of this investment.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed n original, but all of which together shall constitute one and the same instrument.


                  (remainder of page left blank intentionally)

         IN WITNESS WHEREOF, the parties have caused this Non-Qualified Stock Option Agreement to be duly executed effective as of the day and year first above written.


                                         LUMINEX CORPORATION


                                         By: /s/ Harriss T. Currie
                                             -----------------------------------
                                             Chief Financial Officer

                                         Optionee:

                                         Patrick J. Balthrop
                                         ---------------------------------------
                                         Please Print


                                         Optionee:

                                         /s/ Patrick J. Balthrop
                                         ---------------------------------------
                                         Signature

                          CONSENT OF OPTIONEE'S SPOUSE

         I have reviewed the Agreement and agree to and accept all of the terms set forth therein to the extent of any interests I may now have, or may have in the future, pursuant to the grant of the Option described therein to my spouse.


                                            OPTIONEE'S SPOUSE:


                                            Mariterese Balthrop
                                            -----------------------------------